                                                                    EXHIBIT 99.1


                LITTON INDUSTRIES, INC. AND SUBSIDIARY COMPANIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                (thousands of dollars, except per share amounts)


                                                            Three Months Ended
                                                               October 31,
                                                      ----------------------------
                                                         2000               1999
                                                      -----------       -----------
Sales and Service Revenues                            $ 1,412,747       $ 1,370,790
                                                      -----------       -----------
Costs and Expenses

  Cost of sales                                         1,152,176         1,082,237
  Selling, general and administrative                     114,541           126,599
  Depreciation and amortization                            45,730            46,996
  Interest - net                                           24,264            25,531
                                                      -----------       -----------
  Total                                                 1,336,711         1,281,363
                                                      -----------       -----------

Earnings before Taxes on Income and Cumulative
  Effect of a Change in Accounting Principle               76,036            89,427
Taxes on Income                                           (31,174)          (36,665)
                                                      -----------       -----------
Earnings before Cumulative Effect of a Change in
  Accounting Principle                                     44,862            52,762

Cumulative Effect of a Change in Accounting
  Principle, Net of Tax                                        --            (2,777)
                                                      -----------       -----------
Net Earnings                                          $    44,862       $    49,985
                                                      ===========       ===========

Earnings per Share:
  Basic: Earnings before Cumulative Effect of a
          Change in Accounting Principle              $      0.98       $      1.15
         Cumulative Effect of a Change in
          Accounting Principle                                 --             (0.06)
                                                      -----------       -----------
         Net Earnings                                 $      0.98       $      1.09
                                                      ===========       ===========
  Diluted: Earnings before Cumulative Effect
            of a Change in Accounting Principle       $      0.97       $      1.13
           Cumulative Effect of a Change in
            Accounting Principle                               --             (0.06)
                                                      -----------       -----------
           Net Earnings                               $      0.97       $      1.07
                                                      ===========       ===========


See accompanying notes to consolidated financial statements.

                LITTON INDUSTRIES, INC. AND SUBSIDIARY COMPANIES
                           CONSOLIDATED BALANCE SHEETS

                             (thousands of dollars)



                                                      October 31,         July 31,
                                                      -----------       -----------
                                                         2000              1999
                                                      -----------       -----------
ASSETS
Current Assets
  Cash and cash equivalents                           $    66,473       $    32,097
  Accounts receivable, net                                764,764           820,535
  Inventories less progress payments                      774,443           756,544
  Deferred tax assets                                     385,509           388,525
  Prepaid expenses                                         36,169            33,853
                                                      -----------       -----------
Total Current Assets                                    2,027,358         2,031,554
                                                      -----------       -----------
Property, Plant and Equipment - at cost                 1,825,678         1,805,767
  Less accumulated depreciation                          (968,642)         (954,494)
                                                      -----------       -----------
Property, Plant and Equipment, Net                        857,036           851,273
                                                      -----------       -----------
Goodwill and Other Intangibles, Net                     1,242,682         1,267,516
                                                      -----------       -----------
Other Assets and Long-term Investments                    721,788           685,538
                                                      -----------       -----------
Total Assets                                          $ 4,848,864       $ 4,835,881
                                                      ===========       ===========
LIABILITIES AND STOCKHOLDERS' INVESTMENT
Current Liabilities
  Accounts payable                                    $   325,262       $   363,338
  Accrued expenses                                        477,112           520,560
  Payrolls and related expenses                           241,219           225,825
  Taxes on income                                          65,311            56,019
  Short-term debt                                         137,238           106,236
  Contract liabilities and customer deposits              241,791           259,465
                                                      -----------       -----------
Total Current Liabilities                               1,487,933         1,531,443
                                                      -----------       -----------
Long-term Obligations                                   1,287,141         1,293,062
                                                      -----------       -----------
Pension and Other Postretirement Benefit
 Obligations                                              301,844           299,983
                                                      -----------       -----------
Deferred Tax and Other Long-term Liabilities              227,312           215,543
                                                      -----------       -----------
Stockholders' Investment
  Capital stock
    Voting preferred stock - Series B                       2,053             2,053
    Common stock                                           45,441            45,290
  Additional paid-in capital                              351,609           345,391
  Retained earnings                                     1,204,744         1,160,176
  Accumulated other comprehensive loss-
    Cumulative currency translation adjustment            (54,826)          (52,673)
    Minimum pension liability adjustment, net of
      tax of $3,048                                        (4,387)           (4,387)
                                                      -----------       -----------
Total Stockholders' Investment                          1,544,634         1,495,850
                                                      -----------       -----------
Total Liabilities and Stockholders' Investment        $ 4,848,864       $ 4,835,881
                                                      ===========       ===========


See accompanying notes to consolidated financial statements.

                LITTON INDUSTRIES, INC. AND SUBSIDIARY COMPANIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (thousands of dollars)


                                                             Three Months Ended
                                                                October 31,
                                                         -------------------------
                                                            2000            1999
                                                         ---------       ---------
Cash and cash equivalents at beginning of period         $  32,097       $  41,990
                                                         ---------       ---------
Operating Activities
  Net earnings                                              44,862          49,985
  Adjustments to reconcile net earnings to net cash
   provided by operating activities
    Depreciation and amortization                           45,730          46,996
    Net periodic pension income                            (28,822)        (21,567)
    Cumulative effect of a change in accounting
     principle, net of tax                                      --           2,777
    Changes in assets and liabilities, net of
     effects of acquisitions/divestitures
      Accounts receivable                                   50,004           8,056
      Inventories                                          (25,354)        (17,189)
      Prepaid expenses                                      (2,343)            339
      Accounts payable                                     (37,145)        (46,417)
      Accrued expenses                                     (41,828)        (23,954)
      Payrolls and related expenses                         17,689          19,000
      Deferred and current taxes on income                  24,830          21,045
      Contract liabilities and customer deposits           (17,674)        (29,784)
    Other operating activities                                (925)         (2,320)
                                                         ---------       ---------
Cash provided by operating activities                       29,024           6,967
                                                         ---------       ---------
Investing Activities
  Purchase of capital assets                               (38,023)        (27,547)
  Purchase of businesses, net of cash acquired                  --        (536,121)
  Other investing activities                                 8,729             297
                                                         ---------       ---------
Cash used for investing activities                         (29,294)       (563,371)
                                                         ---------       ---------
Financing Activities
  Change in short-term debt, net                            32,656         191,549
  Proceeds from issuance of long-term obligations               --         397,127
  Other financing activities                                 1,990          (3,247)
                                                         ---------       ---------
Cash provided by financing activities                       34,646         585,429
                                                         ---------       ---------
Resulting in increase in cash
  and cash equivalents                                      34,376          29,025
                                                         ---------       ---------
Cash and cash equivalents at end of period               $  66,473       $  71,015
                                                         =========       =========
Supplemental disclosure of cash flow information
   Interest paid                                         $  43,495       $  37,921
   Income taxes paid, net                                $   3,484       $  11,444
   Acquisition of businesses:
     Fair value of assets acquired                       $      --       $ 737,382
     Less: liabilities assumed                                  --         162,312
           cash acquired                                        --          38,949
                                                         ---------       ---------
     Net cash paid                                       $      --       $ 536,121
                                                         =========       =========


See accompanying notes to consolidated financial statements.

                LITTON INDUSTRIES, INC. AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       THREE MONTHS ENDED OCTOBER 31, 2000


1. The amounts included in this report are unaudited; however, in the opinion of management, all adjustments necessary for a fair statement of results for the stated periods have been included. These adjustments are of a normal recurring nature. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. Certain reclassifications of prior period information were made for comparative purposes. These interim consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2000. The results of operations for the three months ended October 31, 2000 are not necessarily indicative of operating results for the entire year.

2.   The components of inventory balances are summarized below:

      (thousands of dollars)               October 31, 2000   July 31, 2000
                                           ----------------   -------------
     Raw materials and work in progress      $ 1,142,469       $ 1,087,472
     Finished goods                               46,369            47,075
                                             -----------       -----------
                                               1,188,838         1,134,547
     Less progress payments                     (414,395)         (378,003)
                                             -----------       -----------
     Net inventories                         $   774,443       $   756,544
                                             ===========       ===========


3.   Interest (expense) income is shown below:

                                                  Three Months Ended
                                                     October 31,
                                           --------------------------------
      (thousands of dollars)                     2000             1999
                                           ----------------   -------------
     Interest expense                          $(25,984)          $(26,827)
     Interest income                              1,720              1,296
                                               --------           --------
     Net interest expense                      $(24,264)          $(25,531)
                                               ========           ========


4.   Comprehensive income and its components are summarized below:

                                                  Three Months Ended
                                                     October 31,
                                           --------------------------------
      (thousands of dollars)                     2000             1999
                                           ----------------   -------------
     Net earnings                                 $ 44,862         $ 49,985
     Currency translation adjustments               (2,153)           1,900
                                                  --------         --------
     Total comprehensive income                   $ 42,709         $ 51,885
                                                  ========         ========

                LITTON INDUSTRIES, INC. AND SUBSIDIARY COMPANIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                       THREE MONTHS ENDED OCTOBER 31, 2000

5. Basic earnings per share ("EPS") is calculated based on the weighted average number of shares outstanding and diluted EPS includes the effects of dilutive potential common shares.

     The following table sets forth the computation of basic and diluted earnings per share:

                                                                  Three Months Ended
                                                                      October 31,
                                                            -------------------------------
     (thousands of dollars, except per share amounts)            2000              1999
                                                            ------------       ------------
     Earnings before Cumulative Effect of a Change in
      Accounting Principle                                  $     44,862       $     52,762
     Preferred stock dividends                                      (205)              (205)
                                                            ------------       ------------
     Earnings before Cumulative Effect of a Change in
      Accounting Principle available to common
      stockholders                                                44,657             52,557
                                                            ------------       ------------
     Cumulative Effect of a Change in Accounting
      Principle, Net of Tax                                           --             (2,777)
                                                            ------------       ------------
     Net earnings available to common stockholders          $     44,657       $     49,780
                                                            ============       ============
     Weighted average common shares outstanding used
      for basic earnings per share                            45,492,281         45,577,845
     Dilutive effect of stock options                            492,215            764,752
                                                            ------------       ------------
     Number of shares used for diluted earnings per
      share                                                   45,984,496         46,342,597
                                                            ============       ============
     Basic:
      Earnings before Cumulative Effect of a Change in
       Accounting Principle                                 $       0.98       $       1.15
      Cumulative Effect of a Change in Accounting
       Principle                                                      --              (0.06)
                                                            ------------       ------------
      Net earnings                                          $       0.98       $       1.09
                                                            ============       ============
     Diluted:
      Earnings before Cumulative Effect of a Change in
       Accounting Principle                                 $       0.97       $       1.13
      Cumulative Effect of a Change in Accounting
       Principle                                                      --              (0.06)
                                                            ------------       ------------
      Net earnings                                          $       0.97       $       1.07
                                                            ============       ============

                LITTON INDUSTRIES, INC. AND SUBSIDIARY COMPANIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                       THREE MONTHS ENDED OCTOBER 31, 2000



6. The Company's operations are reported in four segments: Advanced Electronics, Information Systems, Ship Systems, and Electronic Components and Materials.

     The Advanced Electronics segment designs, develops and manufactures inertial navigation, guidance and control, IFF (identification friend or foe) and marine electronic systems. This segment also provides electronic warfare systems and integrates avionics systems and shipboard information and communication systems.

     The Information Systems segment designs, develops, integrates and supports computer-based information systems and provides information technology and services primarily for government customers.

     The Ship Systems segment is engaged in the building of large multimission surface ships for the U.S. Navy as well as other government and commercial customers worldwide and is a provider of overhaul, repair, modernization, ship design and engineering services.

     The U.S. Government is a significant customer of the Advanced Electronics, Information Systems and Ship Systems segments.

     The Electronic Components and Materials segment is an international supplier of complex backplanes, connectors, laser crystals, solder materials, specialty products and other electronic components used primarily in the telecommunications, industrial and computer markets.

     Corporate amounts include primarily general corporate expenses.

                LITTON INDUSTRIES, INC. AND SUBSIDIARY COMPANIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                       THREE MONTHS ENDED OCTOBER 31, 2000


                                                                Three Months Ended
                                                                   October 31,
                                                            -----------------------
(millions of dollars)                                          2000          1999
                                                            ---------     ---------
Sales and Service Revenues from Unaffiliated
 Customers
  Advanced Electronics                                      $   330       $   371
  Information Systems                                           339           368
  Ship Systems                                                  544           472
  Electronic Components and Materials                           200           160
                                                            -------       -------
Total Sales and Service Revenues                            $ 1,413       $ 1,371
                                                            =======       =======
Intersegment Sales and  Service Revenues
  Advanced Electronics                                      $     9       $     8
  Information Systems                                             2             1
  Electronic Components and Materials                             2             2
                                                            -------       -------
Total Intersegment Sales and Service Revenues               $    13       $    11
                                                            =======       =======
Operating Profit
  Advanced Electronics                                      $    16       $    29
  Information Systems                                            19            20
  Ship Systems                                                   46            59
  Electronic Components and Materials                            33            24
                                                            -------       -------
  Operating Profit                                              114           132
  Interest and Corporate Amounts                                (38)          (43)
                                                            -------       -------
 Earnings before Taxes on Income and Cumulative Effect
  of a Change in Accounting Principle                       $    76       $    89
                                                            =======       =======


7. Results of the Advanced Electronics segment for the three months ended October 31, 2000 included a $15 million charge for additional costs growth on a fixed-price development program for electronic shipboard modernization of the U.S. Navy CG 47 Cruisers. The cost and effort to develop, integrate and install the customized "Smart Ship" software system was more than originally contemplated by both parties. As a result, the Company is currently in discussion with the Navy to restructure the program. The Company has therefore recorded expected cost growth through ship three of the eight-ship program, which does not include potential reimbursement of requests for equitable adjustment for completed work. To date, no loss has been recorded on ships four through eight, as management is in discussions with the Navy to address contractual issues affecting future ship upgrades and the ultimate outcome of these discussions cannot be presently determined. If the discussions do not proceed favorably, additional losses may result net of any potential reimbursement of requests for equitable adjustments (see Note 9).

                LITTON INDUSTRIES, INC. AND SUBSIDIARY COMPANIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                       THREE MONTHS ENDED OCTOBER 31, 2000

8. Effective August 1, 2000, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 requires that all derivatives, including foreign currency exchange contracts, be recognized as assets or liabilities in the consolidated balance sheet and measured at fair value. The Company enters into forward contracts primarily to hedge certain sales and purchase commitments denominated in foreign currencies to limit the effect of exchange rate fluctuations on its results of operations and cash flows. These forward contracts are designated as fair value hedges and are expected to be highly effective as the terms of the forward contracts are generally the same as the sales and purchase commitments. Any gains or losses resulting from changes in fair value would be recognized in income with an offsetting adjustment to income for changes in the fair value of the hedged item. The forward contracts generally have maturity dates of up to two years. The adoption of SFAS 133 did not result in a material impact to the Company's consolidated financial statements.

     On the date the Company enters into a derivative contract, management designates the derivative as a hedge of the identified exposure. The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk-management objective and strategy for undertaking various hedge transactions. In this documentation, the Company specifically identifies the asset, liability, firm commitment, or forecasted transaction that has been designated as a hedged item and states how the hedging instrument is expected to hedge the risks related to the hedged item. The Company formally measures effectiveness of its hedging relationships both at the hedge inception and on an ongoing basis in accordance with its risk management policy. For all qualifying and highly effective fair value hedges, the changes in the fair value of a derivative and the loss or gain on the hedged asset or liability relating to the risk being hedged are recorded currently in earnings. The notional amount of derivatives outstanding at October 31, 2000 was $35.9 million. An unrealized loss of $5.3 million on the forward contracts, and an offsetting unrealized gain of $5.3 million on the underlying hedged transactions, were recorded as a liability and asset, respectively, in the consolidated financial statements.

     In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements", with an effective date no later than the fourth quarter of the Company's fiscal year 2001. The Company believes that its revenue recognition practices are already consistent with the requirements of SAB No. 101.

9. Subsequent Events: On December 21, 2000, the Company signed a definitive agreement with Northrop Grumman Corporation ("Northrop Grumman") under which Northrop Grumman would acquire for cash all of the outstanding stock of Litton for $80 per Common share and $35 per Series B Preferred share. The terms of the merger agreement were subsequently amended on January 23, 2001 to restructure the exchange offer for all Litton Common stock. As amended, the agreement provides to Litton Common stockholders the right to elect to receive $80 per share in cash, the equivalent of $80.25 in Northrop Grumman common stock, or the equivalent of $80 in liquidation value of a new class of Northrop Grumman preferred stock in exchange for their Litton Common stock. The offer for Litton's Series B Preferred stock remains at $35 per share in cash.

                LITTON INDUSTRIES, INC. AND SUBSIDIARY COMPANIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                       THREE MONTHS ENDED OCTOBER 31, 2000


     As a result of this pending agreement, the Company has abandoned its plan to dispose of the Advanced Electronics segment, which was presented as a discontinued operation in the Company's first quarter Form 10-Q filed with the Securities and Exchange Commission on December 12, 2000. Accordingly, the Company has reclassified the Advanced Electronics segment from discontinued operations to continuing operations in the accompanying financial statements.

     In early January 2001, the Company reached an agreement with the U.S. Navy to modify the CG 47 program and received reimbursement of requests for equitable adjustment for work completed. Under the revised terms, the Company will complete upgrades on four ships of the CG 47 program. The Company also entered into a licensing agreement for prior and future uses under its technology licensing program. The net impact of the two agreements will result in a favorable adjustment of approximately
     $28 million.

     During the second quarter of fiscal year 2001, Ship Systems is undertaking a complete review of the Polar tanker program. The review is expected to result in increased additional cost growth of approximately $35 million.